Independent Auditors' Consent




The Board of Directors
Kinetic Concepts, Inc.:


We consent to incorporation by reference in the Registration Statements (No. 33-26673 and No. 33-26674) on Form S-8 of Kinetic Concepts, Inc. and subsidiaries (the "Company") of our report dated February 6, 1996, relating to the consolidated balance sheets of the Company as of December 31, 1995 and 1994, and the related consolidated statements of earnings, capital accounts, and cash flows for each of the years in the three-year period ended December 31, 1995, which report appears in the 1995 annual report to shareholders which is incorporated by reference in the December 31, 1995 annual report on Form 10-K of the Company and our report dated February 6, 1996, relating to the related financial statement schedule as of and for each of the years in the three-year period ended December 31, 1995, which report appears in the December 31, 1995 annual report on Form 10-K of the Company.

Our report refers to a change in the method of accounting for income taxes in 1993 and a change in the method of applying overhead to inventory in 1994.

                                  /s/ KPMG PEAT MARWICK LLP
                                  -------------------------
                                   KPMG Peat Marwick LLP


San Antonio, Texas
March 28, 1996